Exhibit 10.16

GUARANTY BY CORPORATION

This Guaranty, dated as of July 15, 2003, is made by KENEXA CORPORATION, a Pennsylvania corporation, having an address at 650 East Swedesford Road, Wayne, Pennsylvania 19087 (the “Guarantor”), in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association (the “Agent”) acting for and on behalf of, and in its capacity as agent for, the financial institutions that are parties from time to time as lenders (collectively the “Lenders”) to the Credit Agreement (as defined below), for the benefit of the Agent and the Lenders.

RECITALS

The Agent, the Lenders and Kenexa Technology, Inc., a Pennsylvania corporation (the “Borrower”), are parties to a Revolving Credit and Security Agreement dated as of even date herewith (as the same may hereafter be amended, modified, supplemented or restated from time to time, the “Credit Agreement”) pursuant to which the Lenders may make advances and extend other financial accommodations to the Borrower, which will be of direct benefit to the Guarantor.

As a condition to extending such credit to the Borrower, a wholly-owned subsidiary of the Guarantor, the Lenders have required the execution and delivery of this Guaranty.

Accordingly, the Guarantor, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

1. Definitions. All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

2. Indebtedness Guaranteed. The Guarantor, as a primary obligor and not merely as a surety, hereby absolutely, unconditionally and irrevocably guarantees to the Agent, for the benefit of the Agent and the Lenders, the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of the Obligations of the Borrower (collectively, the “Indebtedness”).

The Guarantor acknowledges and agrees that the Indebtedness shall include, without limitation, interest on any portion of the Indebtedness that accrues after the commencement of a’ insolvency, bankruptcy, receivership, reorganization, liquidation, arrangement or other Similar proceeding affecting the Borrower (each, a “Proceeding”), whether voluntary or involuntary (or if interest on any portion of the Indebtedness ceases to accrue by operation of law by reason of the commencement of any Proceeding, such interest as would have accrued on such Portion of the Indebtedness as if such Proceeding had not been commenced).

3. Unconditional Nature. No act or thing need occur to establish the Guarantor’s liability hereunder, and no act or thing, except full payment and discharge of all of the Indebtedness, shall in any way exonerate the Guarantor hereunder or modify, reduce, limit or release the Guarantor’s liability hereunder. This is an absolute, unconditional, irrevocable and Continuing guaranty of payment (and not merely of collection) of the Indebtedness and shall continue to be in force and be binding upon the Guarantor until all of the Indebtedness and all obligations of the Guarantor hereunder are irrevocably paid and performed in full and the Credit Agreement shall have terminated, notwithstanding that from time to time during the term of the credit Agreement or this Guarantee, the Borrower may be free from any Indebtedness.

4. Subrogation, etc. The Guarantor hereby agrees not to exercise any rights that the Guarantor may now have or hereafter acquire, whether by subrogation, contribution, reimbursement~ recourse, exoneration, contract or otherwise, to recover from the Borrower or from any property of the Borrower any sums paid under this Guaranty, until all of the Indebtedness shall have been fully and indefeasibly paid and discharged and the Credit Agreement shall have terminated. The Guarantor will not exercise or enforce any right of contribution to recover any such sums from any person who is a co-obligor with the Borrower or a guarantor or surety of the Indebtedness or from any property of any such person until all of the Indebtedness shall have been fully and indefeasibly paid and discharged.

5. Enforcement Expenses. The Guarantor will pay or reimburse the Agent for all reasonable costs, expenses and attorneys’ fees and expenses paid or incurred by the Agent and the Lenders in endeavoring to collect and enforce the Indebtedness and in enforcing this Guaranty.

6. Agent’s and Lenders’ Rights. Neither the Agent nor any Lender shall be obligated by reason of acceptance of this Guaranty to engage in any transactions with or for the Borrower. Whether or not any existing relationship between the Guarantor and the Borrower has been changed or ended, the Agent and the Lenders may enter into transactions resulting in the creation or continuance of any of the Indebtedness and may otherwise agree, consent to or suffer the creation or continuance of any of the Indebtedness, without any consent or approval by the Guarantor and without any prior or subsequent notice to the Guarantor. The Guarantor’s liability hereunder shall not be affected or impaired by any of the following acts or circumstances (which the Agent and each Lender is expressly authorized to do, omit or suffer to exist from time to time, without consent or approval by or notice to the Guarantor): (i) the invalidity, irregularity or unenforceability of the Credit Agreement or any Other Document, any of the Indebtedness, any security interest or any guaranty; (ii) any acceptance of collateral security, guarantees, guarantors, accommodation parties or sureties for any or all of the Indebtedness; (iii) one or more extensions or renewals of the Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities, if any, or other contractual terms applicable to any of the Indebtedness or any amendment or modification of any of the terms or provisions of any loan agreement or other agreement under which the Indebtedness or any part thereof arose; (iv) any waiver or indulgence granted to the Borrower, any delay or lack of diligence in the enforcement of the indebtedness or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Indebtedness; (v) any full or partial release of, compromise or settlement with, or agreement not to sue, the Borrower or any guarantor or other Person liable in respect of any of the Indebtedness; (vi) any release, surrender, cancellation or Other discharge of any evidence of the Indebtedness or the acceptance of any instrument in renewal or substitution therefor; (vii) any failure to obtain collateral security (including rights of setoff) for the Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (viii) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security, or any failure to take one or more of the aforementioned actions; (ix) any assignment, pledge or other transfer of any of the Indebtedness or any evidence thereof; (x) any manner, order or method of application of any payments or credits upon the Indebtedness; (xi) any limitation on the liabilities, obligations or indebtedness of the Borrower under any Other Document, that may now or hereafter be imposed by any statute, regulation, rule of law or otherwise; (xii) any merger, consolidation or amalgamation of the Borrower into or with any other Person, or any sale, lease or transfer of the assets of the Borrower to any other Person; (xiii) any change in the ownership of any shares of capital stock of the Borrower; and (xiv) any election by any Lender under Section 1111(b) of the united States Bankruptcy Code. The Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.

7. Waivers by Guarantor.

(a) The Guarantor waives any and all defenses, claims, setoffs and discharges of the Borrower, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against the Agent or any Lender any defense of waiver, release, discharge or disallowance in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower or any other Person liable in respect of any of the Indebtedness (including the Guarantor), or any setoff available against the Agent or any Lender to the Borrower or any other such Person, whether or not on account of a related transaction. The Guarantor expressly agrees that the Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The liability of the Guarantor hereunder shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, the Borrower or any of its assets. The Guarantor will not assert, plead or enforce against the Agent or any Lender any claim, defense or setoff available to the Guarantor against the Borrower. The Guarantor waives diligence, presentment, demand for payment, notice of dishonor or nonpayment and protest of any instrument evidencing the Indebtedness. The Agent shall not be required first to resort for payment of the Indebtedness to the Borrower or other Persons, or their properties, or first to enforce, realize upon or exhaust any collateral security for the Indebtedness, before enforcing this Guaranty.

(b) So long as any Indebtedness remains outstanding, the Guarantor shall not, without the prior written consent of the Agent and the Required Lenders, which consent shall not be unreasonably withheld or delayed, commence or join with any other Person in commencing any Proceeding of or against the Borrower.

(c) The Guarantor hereby guarantees that the Indebtedness will be paid to the Agent, for the benefit of the Agent and the Lenders, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholdings or otherwise) in lawful currency of the united States at the address of the Agent set forth in the Credit Agreement or at such other address or to such other account as the Agent may specify to the Guarantor.

8. If Payments Set Aside, etc. If any payment applied by the Agent or any Lender to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

9. Additional Obligation of Guarantor. The Guarantor’s liability under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantor to the Agent and the Lenders as guarantor, surety, endorser, accommodation party, co-obligor or otherwise of any of the Indebtedness or obligations of the Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

10. No Duties Owed by Lender. The Guarantor acknowledges and agrees that neither the Agent nor any Lender (i) has made any representations or warranties with respect to, (ii) assumes any responsibility to the Guarantor for, nor (iii) has any duty to provide information to the Guarantor regarding, the enforceability of any of the Indebtedness or the financial condition of the Borrower or any guarantor. The Guarantor has independently determined the creditworthiness of the Borrower and the enforceability of the Indebtedness and until the Indebtedness is paid in full will independently and without reliance on the Lender continue to make such determinations.

11. Miscellaneous. This Guaranty shall be effective upon delivery to the Agent, without further act, condition or acceptance by the Agent or any Lender, shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of the Agent and its participants, successors and assigns. No action, failure, delay or omission by the Agent or any Lender in exercising any rights or remedies hereunder, under the Credit Agreement, under any Other Document or otherwise, shall constitute a waiver of, or impair, any of the rights or privileges of the Lender hereunder. No single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Such rights and remedies are cumulative and not exclusive of any rights and remedies provided by law or otherwise available. No waiver of any such right or remedy shall be effective unless given in writing by the Agent. No waiver of any right or remedy shall be deemed a waiver of any other right or remedy hereunder. This Guaranty, together with the Other Documents, constitutes the entire agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application thereof, and to this end the provisions of this Guaranty are declared to be severable. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantor and the Agent. This Guaranty shall be governed by and construed in accordance with the substantive laws (other than conflict of laws principles) of the State of New York. The Guarantor hereby (i) consents to the personal jurisdiction of the state and federal courts located in the County of New York, State of New York in connection with any controversy related to this Guaranty; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by the Agent or any Lender or the Guarantor in connection with this Guaranty shall be venued in the Supreme Court of the State of New York in New York County and United States District Court of the Southern District of New York; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manlier provided by law.

12. WAIVER OF PERSONAL SERVICE AND JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON THE GUARANTOR MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE GUARANTOR AT THE GUARANTOR’S ADDRESS SET FORTH IN THIS AGREEMENT, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE GUARANTOR’S ACTUAL RECEIPT THEREOF OR TWO (2) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS GUARANTY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the date first written above.

KENEXA CORPORATION

By:	/S/ DONALD VOLK
Name:	Donald Volk
Title:	Chief Financial Officer